EXHIBIT 3.1                ARTICLES OF INCORPORATION

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                          FOGILSTONE DEVELOPMENT, INC.

                                    ARTICLE I
                                 CORPORATE NAME
                                 --------------

The name of this corporation shall be:

                          FOGILSTONE DEVELOPMENT, INC.

                                   ARTICLE II
                               CORPORATE AUTHORITY
                               -------------------

         This corporation shall have the authority to engage in any activity or business permitted under the laws of the United States and of the State of Florida and any other jurisdiction wherein it may conduct business.

                                   ARTICLE III
                                 CAPITALIZATION
                                 --------------

         The total number of shares of all classes that the Corporation shall have authority to issue is ONE HUNDRED MILLION (100,000,000) shares, of which TWENTY MILLION (20,000,000) shares at $.0001 par value shall be a class designated "preferred shares" and EIGHTY MILLION (80,000,000) shares at $.0001 par value shall be a class designated "Common Shares".

PREFERRED SHARES.
-----------------

         1. Preferred Shares may be issued from time to time in one or more series, each such series to have distinctive serial designations, as same shall hereafter be determined in the resolution or resolutions providing for the issuance of such Preferred Shares from time to time as adopted by the Board of Directors pursuant to the authority to do so, which authority is hereby vested in the Board of Directors.

         2. Subject to the provisions of the Florida Business Corporation Act, each series of Preferred Shares:

                  (a)      may have such number of shares;

                  (b) may have such voting powers, full or limited, or may be without voting power;

                  (c) may be redeemable or convertible at such time or times and at such prices;

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                  (d)      may entitle the holders thereof to receive
                           distributions calculated in any manner, including but not limited to dividends, which may be cumulative, non-cumulative or partially cumulative; at such rate or rates, on such conditions, from such date or dates, at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of shares;

                  (e) may have such preference over any other class of shares with respect to distributions, including but not limited to dividends and distributions upon dissolution of the Corporation;

                  (f) may be made convertible into, or exchangeable for, shares of any other class or classes (except the class having prior or superior rights and preferences as to the dividends or distribution assets upon liquidation) or of any other series of the same or any other class or classes of shares of the Corporation at such price or prices or at such rates of exchange, and with such adjustments;

                  (g) may be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

                  (h) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares(including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding shares of the Corporation; and

                  (i) may have such other relative, participating, optional or other special rights, and qualifications, limitations or restrictions;

all as may be stated in said resolution or resolutions providing for the issuance of such Preferred Shares.

         3. Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Shares, the number of shares comprised in such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors.

         4. Shares of any series of Preferred Shares which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible, were exchangeable, have been converted into or exchanged for shares of any other class or classes, shall have the status of authorized and unissued Preferred Shares and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Shares to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Shares, all subject to the conditions or restrictions on issuance set forth in the resolution of resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Shares and to any filing required by law.

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                                   ARTICLE IV
                                 INITIAL ADDRESS
                                 ---------------

The principal office of this corporation in the State of Florida shall be:

                       5100 Town Center Circle, Suite 330
                            Boca Raton, Florida 33486

The resident registered agent shall be:

                          E.H.G. Resident Agents, Inc.
                       5100 Town Center Circle, Suite 330
                            Boca Raton, Florida 33486

                                    ARTICLE V
                                     BYLAWS
                                     ------

         The initial Bylaws of this corporation shall be adopted by the Board of Directors. The Bylaws may be amended from time to time by either the shareholders or the directors.


                                   ARTICLE VI
                      DIRECTOR AND OFFICER INDEMNIFICATION
                      ------------------------------------

         (a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal or administrative, (hereinafter a "Proceeding"), or is contacted by any governmental or regulatory body in connection with any investigation or inquiry (hereinafter an "Investigation"), by reason of the fact that such person is or was a director or executive officer (as such term is utilized pursuant to interpretations under Section 16 of the Securities Exchange Act of 1934) of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "Indemnitee"),whether the basis of such Proceeding or Investigation is alleged action in an official capacity or in any other capacity as set forth above shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Florida Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) or the costs of reasonable settlement made with a view to curtailment of the cost of litigation reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, personal representatives, executors and administrators; provided, however, that except as provided in paragraph (b) hereof with respect to Proceedings to enforce rights to indemnification, the corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "Advancement of Expenses"); provided, however, that the Advancement of Expenses shall be made only upon delivery to the corporation of a personal guarantee by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is or was not entitled to be indemnified for such expenses under this Article or otherwise (hereinafter a "Guarantee").

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         (b) If a claim under paragraph (a) of this Article is not paid in full be the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for an Advancement of Expenses in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful, in whole or in part, in any such suit or in a suit brought by the corporation to recover an Advancement of Expenses pursuant to the terms of a Guarantee, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.

                  (1) in any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses), it shall be a defense that the Indemnitee has not met the applicable standard of conduct set forth in the Florida Business Corporation Act; and
                  (2) in any suit by the corporation to recover an Advancement of Expenses, pursuant to the terms of a Guarantee, the corporation shall be entitled to recover such expenses upon a final adjudication that the Indemnitee has not met the applicable standard of conduct set forth in the Florida Business Corporation Act.

         Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Florida Business Corporation Act, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct (or in the case of such a suit brought by the Indemnitee) shall be a defense to such suit. In any suit brought by the Indemnitee to enforce a right hereunder, or by the corporation to recover an Advancement of Expenses pursuant to the terms of a Guarantee, the burden of proving that the Indemnitee is not entitled to be indemnified or to such Advancement of Expenses under this Section or otherwise shall be on the corporation.

         (c) The rights to indemnification and to the Advancement of Expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, these Articles of Incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

         (d) The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership. Joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Florida Business Corporation Act.

         (e) The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the Advancement of Expenses, to any employee or agent of the corporation to the fullest extent of the provisions of this Article with respect to the indemnification and Advancement of Expenses of directors, and executive officers of the corporation.

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                                   ARTICLE VII
                             AFFILIATED TRANSACTIONS
                             -----------------------

         This corporation expressly elects not to be governed by the provisions of Florida Statutes ss. 607.0901.

         Each share of common stock, $0.01 par value, outstanding on June 24, 1996 shall be exchanged for TWENTY (20) shares of common stock, $0.0001 par value.

         IN WITNESS WHEREOF, the undersigned has made, subscribed and acknowledged these Amended and Restated Articles of Incorporation.

Dated:  June 25, 1996               FOGILSTONE DEVELOPMENT, INC.

                                    By   /s/ Edward H. Gilbert
                                    --   ---------------------
                                    Edward H. Gilbert, President

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                              ARTICLES OF AMENDMENT
                                     TO THE
                          ARTICLES OF INCORPORATION OF
                           FOGILSTONE EVELOPMENT, INC.

         Pursuant to the provisions of Section 607.1003 of the Florida Business Corporation Act, FOGILSTONE DEVELOPMENT, INC. (the "Corporation") adopts the following Articles of Amendment to the Articles of Incorporation:

         1. Article 1 of the Articles of Incorporation shall be deleted and the following Article 1 shall be inserted in its place:

                                    ARTICLE 1
                                 CORPORATE NAME
                                 --------------

The name of this corporation shall be:

                         PREMIERE MINING VENTURES, INC.

         2. The board of directors of the Corporation has determined that a 30 for 1 forward split of the outstanding shares of the Corporation's common stock is in the best interest of the Corporation; therefore, each share of common stock, $0.0001 par value, outstanding on January 24, 1997 shall be divided into THIRTY (30) shares of common stock, $0.0001 par value effective upon the effective date of this amendment.

         3. The Amendment was duly adopted by unanimous written consent of the directors of the Corporation on January 24, 1997 and by the shareholders owning a majority of the outstanding voting stock of the corporation and such majority of votes was sufficient for approval.

         4. The effective date of these Articles of Amendment is January 24, 1997.

Dated:  January 24, 1997                    FOGILSTONE DEVELOPMENT,INC
                                            n/k/a PREMIERE MINING VENTURES,
                                            INC.


                                            By:  /s/ Edward H. Gilbert
                                            ---  ---------------------
                                            Edward H.  Gilbert, President

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                              ARTICLES OF AMENDMENT
                                     TO THE
                          ARTICLES OF INCORPORATION OF
                         PREMIERE MINING VENTURES, INC.

         Pursuant to the provisions of Section 607.1003 of the Florida Business Corporation Act, PREMIERE MINING VENTURES, INC. (the "Corporation") adopts the following Articles of Amendment to the Articles of Incorporation:

         1. Article I of the Articles of Incorporation shall be deleted and the following Article I shall be inserted in its place:

                                    ARTICLE I
                                 CORPORATE NAME
                                 --------------

The name of this corporation shall be:

                            PURE AIR TECHNOLOGY, INC.

         1. The Amendment was duly adopted by unanimous written consent of the directors of the Corporation on January 29, 1998 and by the shareholders owning a majority of the outstanding voting stock of the corporation and such majority of votes was sufficient approval.

         2. The effective date of these Articles of Amendment is February 16, 1998.

                                            Dated: February 16, 1998

                                            /s/ Frank Demitrio
                                            ------------------
                                            FRANK DEMITRIO, DIRECTOR
                                            PREMIERE MINING VENTURES, INC.
                                            k/n/a PURE AIR TECHNOLOGY, INC.

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                              ARTICLES OF AMENDMENT
                                     TO THE
                          ARTICLES OF INCORPORATION OF
                         PREMIERE MINING VENTURES, INC.

         Pursuant to the provisions of Section 607.1003 of the Florida Business Corporation Act, PREMIERE NINING VENTURES, INC. (the "Corporation") adopts the following Articles of Amendment to the Articles of Incorporation:

         1. Article I of the Articles of Incorporation shall be deleted and the following Article I shall be inserted in its place:

                                    ARTICLE I
                                 CORPORATE NAME
                                 --------------

The name of this corporation shall be:

                            PURE AIR TECHNOLOGY, INC.

         3. The Amendment was duly adopted by unanimous written consent of the directors of the Corporation on January 29, 1998 and by the shareholders owning a majority of the outstanding voting stock of the corporation and such majority of votes was sufficient approval.

         4. The effective date of these Articles of Amendment is February 16, 1998.


                           Dated:  February 16, 1998

                           /s/ Frank Demitrio
                           ------------------
                           FRANK DEMITRIO, DIRECTOR
                           PREMIERE MINING VENTURES, INC.
                           k/n/a PURE AIR TECHNOLOGY, INC.

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                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                            PURE AIR TECHNOLOGY, INC.
                            -------------------------

         PURSUANT TO THE PROVISION OF SECTIONS 607.10025 AND 607.1006. FLORIDA STATUTES, THIS FLORIDA PROFIT CORPORATION ADOPTS THE FOLLOWING CERTIFICATE OF AMENDMENT TO ITS ARTICLES OF INCORPORATION TO INCREASE THE CAPITAL OF THE CORPORATION AND CHANGE ITS NAME AS SET FORTH BELOW:

1. The resolution to increase the capital and change the name of the corporation was adopted by the board of directors on February 12, 1999.

2. The outstanding capital of the corporation is decreased by consolidating each 20 common shares into 1 share thereby decreasing the issued and outstanding capital of 3,450,000 common shares into 172,500 common shares.

3. The authorized capital and par value remains 80,000,000 common shares, par value $.0001, and 20,000,000 preferred shares, par value $.0001.

4.       Article I is hereby amended to read as follows:

         The name of this corporation is STARTEK.COM, INC.

5. The amendments were approved by the shareholders. The number of votes cast for the amendments was sufficient for approval.


Signed this 12th day of February, 1999.

/s/ Frank Demitro
-----------------
Frank Demitro, President

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                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                                STARTEK.COM, INC.

         PURSUANT TO THE PROVISIONS OF SECTION 607.1006, FLORIDA STATUES, THIS FLORIDA PROFIT CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS ARTICLES OF INCORPORATION:

FIRST:   Amendment adopted:

         ARTICLE I IS HEREBY AMENDED TO READ AS FOLLOWS:

         THE NAME OF THE CORPORATION IS BENTLEY COMMUNICATIONS CORP.

SECOND:  There is no change to the authorized capital of the corporation.

THIRD:  The date of the amendment's adoption is November 18, 1999.

FORTH:  Adoption of Amendments:

The amendment was approved by shareholders. The number of votes cast for the amendment was sufficient for approval.

Signed this 18th day of November, 1999.


/s/ Gordon F. Lee
-----------------
Gordon F.  Lee, President


                                    Prepared by:   Thomas A. Braun, Esq.
                                    #309~837 W.  Hastings St.
                                    Vancouver, BC V6C 3N6
                                    Tel:  (604) 605-0507
                                    Fax:  (604) 605-0508

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